UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT to SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT of 1934
Date of Report (Date of earliest event reported): May 17, 2009
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)
000-23193
(Commission File Number)

Delaware	94-2586591
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 542-8600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 17, 2009, Applied Micro Circuits Corporation (the “Company”) entered into agreements with Veloce Technologies, Inc. (“Veloce”) pursuant to which Veloce has agreed to perform development work for the Company on an exclusive basis for up to five years for cash and other consideration, including a warrant to purchase shares of the Company’s common stock, which would vest upon the achievement of certain performance and time-based milestones. Under a merger agreement between the Company and Veloce, which has been approved by Veloce’s Board of Directors and stockholders, the Company also agreed to acquire Veloce if certain performance milestones and delivery schedules set forth under the merger and other agreements are achieved. The Company also has the unilateral option to acquire Veloce in the event Veloce fails to meet the milestones and delivery schedules. Should the Company acquire Veloce pursuant to the merger agreement, the purchase price payable by the Company is estimated to be in the range of approximately $5 million to up to approximately $100 million, subject to adjustment. The final price would be based upon multiple performance, delivery and other timing criteria and could not be determined without reference to a number of future events and contingencies. The form of consideration used for the merger would be determined by the Company at the time of the merger. The merger agreement contains customary representations, warranties and covenants and may be terminated upon mutual agreement of the parties or unilaterally by the Company or Veloce if the other party fails to meet certain conditions set forth in the agreement. The agreements permit the Company to appoint one individual to serve on Veloce’s Board of Directors and Board committees.
Safe Harbor for Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements made with respect to the Company’s obligation, or unilateral option, to acquire Veloce, and the estimated purchase price of any such acquisition. Statements included in this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company does not undertake any obligation to publicly revise or update these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION
Date: May 18, 2009	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel